Exhibit 99.1

Senti Bio Reports First Quarter 2025 Financial Results and Provides a Corporate Update on Positive SENTI-202 Clinical Development

Positive Phase 1 data from lead program, SENTI-202, recently presented at the AACR Annual Meeting:

SENTI-202 was generally well tolerated, preliminary RP2D identified;
4 of 7 patients achieved composite Complete Remission (cCR) (3 CR, 1CRh), all 4 cCR patients were measurable residual disease (MRD) negative as assessed by local standard of care;
All cCR patients maintaining responses, from 4+ to 8+ months ongoing

Ongoing enrollment in Phase 1 SENTI-202 study to confirm the preliminary recommended Phase 2 dose (RP2D) followed by disease specific expansion cohorts
Logic-Gated cell therapy approach may have the potential for broad liquid and solid tumor applications, providing multiple pipeline expansion opportunities

SOUTH SAN FRANCISCO, Calif., May 6, 2025 (GLOBE NEWSWIRE) -- Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio” or the “Company”), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the first quarter of 2025 and provided a summary of recent pipeline and corporate highlights.

“We continue to be encouraged by our SENTI-202 data and strongly believe in its potential to provide a much-needed treatment option for patients with AML. Notably, our recent data at AACR showed early deep responses seen with SENTI-202 across dose levels, with 4+ to 8+ months of durability noted and growing. We are pleased with the progress made to date, with our team remaining focused on the successful execution of this trial and further SENTI-202 development,” commented Timothy Lu, MD, PhD, Co-Founder and CEO of Senti Biosciences. “Beyond our prioritized SENTI-202 program in AML, we are continuing to advance our potential best-in-class Logic-Gated programs with additional discovery efforts for solid tumors, in order to continue building value in the near and long-term.”
RECENT PIPELINE AND CORPORATE UPDATES
New Positive Data for Lead Program SENTI-202 Drives Confidence as a Potential Treatment Option for Acute Myeloid Leukemia (AML): The Company presented positive data from its ongoing Phase 1 clinical trial of SENTI-202 (NCT06325748) (https://clinicaltrials.gov/study/NCT06325748) for the treatment of relapsed/refractory hematologic malignancies including AML at the recently held American Association for Cancer Research (AACR) Annual Meeting 2025 (https://www.aacr.org/meeting/aacr-annual-meeting-2025). The presented data also included correlative data from patients and preclinical data supporting Logic Gate mechanism of action.
As previously announced (https://investors.sentibio.com/news-releases/news-release-details/senti-bios-senti-202-first-class-shelf-logic-gated-selective), SENTI-202 was well-tolerated with no dose limiting toxicities and a maximum tolerated dose was not reached. The preliminary recommended Phase 2 dose (RP2D) was identified based on the totality of clinical data, including efficacy, as 1.5 x 109 CAR NK cells administered on Days 0,7,14 in 28-day Cycles following lymphodepleting chemotherapy. 2 of 3 patients in the preliminary RP2D cohort achieved a composite Complete Remission (cCR); 5 of the 7 best overall response evaluable patients achieved an ORR (cCR + morphologic leukemia-free state) outcome and 4 of the 7 achieved cCR (3 CR with full hematologic recovery, and 1 CRh (CR with partial hematologic recovery)). 4 of 4 cCR patients were MRD- (Measurable Residual Disease Negative) as assessed by local standard of care. All cCR patients continue in remission with follow-ups ranging from 4+ to 8+ months ongoing, and 3 patients received a bone marrow transplant after treatment with SENTI-202. To access a replay of the webcast, click here (https://event.choruscall.com/mediaframe/webcast.html?webcastid=TKqN16X9).
Continued Activities Towards Building Market Awareness and Increasing Visibility Among Investors:
•Joined the Webull Corporate Connect Service (CCS) platform to provide an additional line of communication for shareholders and interested investors and to enhance transparency with its growing shareholder base. Connect with the Company on Webull here (https://www.webull.com/quote/nasdaq-snti).
•Participated in moderated discussion with Stephen Strickland, MD, MSCI, internationally respected leukemia researcher, Director of Leukemia Research for Sarah Cannon Research Institute and Kanya Rajangam, MD, PhD, President, Head of R&D and Chief Medical Officer of Senti Bio. The KOL Connect segment replay is available here (https://virtualinvestorco.com/snti).
•Participated in a Virtual Investor Closing Bell segment where Dr. Lu, and Dr. Rajangam provided a corporate overview with a question and answer session. The Closing Bell replay is available here (https://us02web.zoom.us/webinar/register/WN_2H2rjylvRruvvAXTx1yRlg#/registration).
FIRST QUARTER 2025 FINANCIAL RESULTS
•Cash and Cash Equivalents: As of March 31, 2025, Senti Bio held cash and cash equivalents of approximately $33.8 million.
•R&D Expenses: Research and development expenses were $9.3 million and $8.8 million for the three months ended March 31, 2025 and 2024, respectively. The increase of $0.5 million was primarily due to an increase of $1.4 million in external services and supplies cost, offset by a decrease of $0.8 million in personnel-related expenses, including stock-based compensation and $0.2 million in facilities and other costs.
•G&A Expenses: General and administrative expenses were $7.1 million and $7.5 million for the three months ended March 31, 2025 and 2024, respectively. The decrease of $0.4 million was primarily due to a decrease of $0.9 million in personnel-related expenses offset by an increase of $0.5 million in external services and supplies costs.
•Net Loss: Net loss was $14.1 million, or $1.41 per basic and diluted share, for the three months ended March 31, 2025.
About Senti Bio
Senti Bio is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging its synthetic biology platform to engineer Gene Circuits into new medicines with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, to spare healthy cells, to increase specificity to target tissues, and/or to be controllable even after administration. The Company’s wholly-owned pipeline is comprised of cell therapies engineered with Gene Circuits to target challenging liquid and solid tumor indications. Senti’s Gene Circuits have been shown preclinically to work in both NK and T cells. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and diseases outside of oncology, and continues to advance these capabilities through partnerships.
Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s growth, strategy, progress and timing of its clinical trials for SENTI-202;the timing of availability of data from the ongoing Phase 1 clinical trial of SENTI-202; the ability of any product candidate to perform in humans in a manner consistent with nonclinical, preclinical or previous clinical study data; expectations regarding the anticipated dosing of patients and availability of data from clinical trials, and the timing thereof. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical trial start up, clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at www.sentibio.com or follow Senti Bio on X (@SentiBio) (https://x.com/sentibio) and LinkedIn (Senti Biosciences) (https://www.linkedin.com/company/senti-biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (https://x.com/sentibio) and LinkedIn (https://www.linkedin.com/company/senti-biosciences). The information that we post on our website or on X (https://x.com/sentibio) or LinkedIn (https://www.linkedin.com/company/senti-biosciences) could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$33,802	$48,277
Total assets	82,778	97,841
Total liabilities	44,919	47,086
Series A redeemable convertible preferred stock	—	25,106
Total stockholders’ equity	37,859	25,649

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development (including related party costs of $4,070 and $3,632 for the three months ended March 31, 2025 and March 31, 2024, respectively)	$9,281	$8,779
General and administrative	7,116	7,522
Total operating expenses	16,397	16,301
Loss from operations	(16,397)	(16,301)
Other income:
Interest income	394	331
GeneFab sublease income - related party	1,713	1,461
Other income	178	—
Change in fair value of GeneFab Option - related party	—	2,314
Change in fair value of GeneFab Economic Share - related party	—	55
Change in fair value of GeneFab Note Receivable - related party	—	29
Total other income	2,285	4,190
Net loss	$(14,112)	$(12,111)
Comprehensive loss	$(14,112)	$(12,111)
Basic and diluted net loss	$(14,112)	$(12,111)
Basic and diluted net loss per share	$(1.41)	$(2.65)
Basic and diluted weighted-average number of shares used in computing net loss per share	10,012,908	4,570,744

Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
SNTI@jtcir.com